Exhibit 99.1

Pro Forma Consolidated Financial Statement of

CORONUS SOLAR INC.

September 30, 2010
(Stated in US dollars)
(Unaudited)

Table of Contents	Page Number

Pro forma Consolidated Balance Sheet	F-2
Notes to the Pro forma Consolidated Balance Sheet	F-3 – F-4

CORONUS SOLAR INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010
(Stated in US Dollars)
(Unaudited)

			(LOOK FOR)
				PRO-FORMA
				ADJUSTMENTS	PRO-FORMA

ASSETS
CURRENT
Cash and cash equivalents	$1,367	(a)		$75,257	$45,124
		(b)		(31,500)
Sales tax receivable	3,006				3,006
Other receivable	5,000				5,000
Prepaid expenses and deposit	1,952				1,952

TOTAL CURRENT ASSETS	11,325				55,082

LAND DEPOSIT	2,000	(b)		(1,000)	1,000

LAND AND EQUIPMENT	271	(b)		32,000	32,271

INTANGIBLE ASSET	14,930				14,930

TOTAL ASSETS	$28,526			$74,757	$103,283

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$16,136		$		$16,136
Loan from a shareholder	245,482				245,482

TOTAL CURRENT LIABILITIES	261,618				261,618

STOCKHOLDERS' DEFICIENCY

SHARE CAPITAL	692,751	(a)		75,257	768,008

ADDITIONAL PAID IN CAPITAL	346,541				346,541

ACCUMULATED OTHER COMPREHENSIVE LOSS	(20,728)				(20,728)

DEFICIT, accumulated during the development stage	(1,251,656)			(500)	(1,252,156)

TOTAL STOCKHOLDERS' DEFICIENCY	(233,092)				(158,335)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$28,526			$74,757	$103,283

See accompanying Notes to the Unaudited Pro Forma Consolidated Balance Sheet

CORONUS SOLAR INC.
Notes to the Pro Forma Consolidated Balance Sheet
September 30, 2010
(Stated in US dollars)
(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated balance sheet of Coronus Solar Inc. (the “Company”) has been prepared by management to give effect to the land acquisition (the “Acquisition”) and the related transactions as more fully described in Note 2 on the basis of the assumptions described in Note 3. The Acquisition has been accounted for as an acquisition of asset in the consolidated pro forma balance sheet.

The unaudited pro forma consolidated balance sheet of the Company has been prepared from the unaudited balance sheet of the Company as at September 30, 2010.

Certain information and footnote disclosure included in the above financial statements has been condensed or omitted in the pro forma consolidated balance sheet. It is suggested that the accompanying pro forma balance sheet should be read in conjunction with the related financial statements.

The unaudited pro forma consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and should be read in conjunction with the foregoing financial statements and notes thereto.

The unaudited pro forma consolidated balance sheet is not necessarily indicative of the financial position of the Company had the Acquisition and related transactions and other pro forma adjustments been effected on the dates indicated. Further, the unaudited pro forma consolidated balance sheet is not necessarily indicative of the financial position that may be obtained in the future.

2. LAND ACQUISITION

On August 28, 2010, the Company's wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement to acquire a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California, from Gary and Sylvia Wright (the “Acquisition”). The total purchase price was $32,000, all cash. A non-refundable deposit of $1,000 was paid and the balance was payable on November 30, 2010. On November 30, 2010, the balance payable was extended to December 29, 2010, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow. On December 21, 2010, the balance payable was extended to January 21, 2011, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow. On January 24, 2011, Coronus paid the balance of the $32,000 purchase price in cash, and thus completed the Acquisition.

CORONUS SOLAR INC.
Notes to the Pro Forma Consolidated Balance Sheet
September 30, 2010
(Stated in US dollars)
(Unaudited)

3. PRO FORMA ASSUMPTIONS

The unaudited pro forma consolidated balance sheet incorporates the following pro forma assumptions:

(a)	The Company completed a private placement of 212,500 shares at a price of CAD$0.40 per share, for gross proceeds of CAD$85,000. Finder’s fees of CAD$7,500 were paid.

(b)	Payment of the outstanding balance payable for the land acquisition.

(c)	The Acquisition has been accounted for as an acquisition of asset on the pro forma consolidated balance sheet.

4. PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet includes the following adjustments:

(a)
The recording of the completion of the private placement equity financing for gross proceeds of CAD$85,000 through the issuance of 212,500 shares at CAD$0.40 per share, with finder’s fees of CAD$7,500, for net proceeds of CAD$77,500.

(b)	The recording of the payment of the outstanding balance payable for the land acquisition with related charges and the transfer of the land deposit to land and equipment.

5. SHARE CAPITAL

Upon completion of the transactions assumed under Note 3, the share capital of Coronus is as follows:

Authorized:
Unlimited number of common shares without par value

Issued and outstanding:

		Number of
	Note	Shares	Amount

Opening balance		15,542,586	$692,751
Issued for cash on issuance of shares at CAD$0.40
per share, net	4(a)	212,500	75,257
		15,755,086	$768,008